UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2020
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 10, 2020, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) elected nonmember public interest independent director Lori R. Gay and re-elected incumbent nonmember independent director F. Daniel Siciliano to new terms on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent California member directors Jeffrey K. Ball, president, chief executive officer, and director, Friendly Hills Bank, Whittier, California and Simone Lagomarsino, president and chief executive officer, Luther Burbank Savings, Gardena, California to new terms as California member directors on the Bank's board. Each of these positions has a four-year term beginning January 1, 2021, and ending December 31, 2024. The Bank's board usually appoints directors to its committees in December each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2020 director elections were conducted online. No in-person meeting of the members was held. With respect to the at-large election concluded on November 10, 2020, one candidate, Lori R. Gay, president and chief executive officer, Neighborhood Housing Services of Los Angeles County, Los Angeles, California was nominated by the Bank’s board to run for one nonmember public interest independent director position, and one candidate, incumbent F. Daniel Siciliano, fellow (CodeX), Stanford Law School, and co-founder, Stanford’s Rock Center for Corporate Governance, Stanford, California was nominated by the Bank's board to run for one nonmember independent director position. Of the 335 institutions eligible to vote in the at-large election, 146 participated, casting a total of 10,370,328 votes, of which Ms. Gay received 5,153,202 votes (representing 39.93% of total eligible voting shares) and Mr. Siciliano received 5,217,126 votes (representing 40.42% of total eligible voting shares). Ms. Gay and Mr. Siciliano were elected.

Institutions eligible to vote in the 2020 California member director elections nominated six candidates for two California member director positions to be filled in the 2020 California member director elections. Of these six candidates, incumbents Simone Lagomarsino, president and chief executive officer, Luther Burbank Savings, Gardena, California and Jeffrey K. Ball, President, chief executive officer, and director, Friendly Hills Bank, Whittier, California, received the most votes cast and were elected. Of the 273 institutions eligible to vote in the 2020 California member director election, 125 participated, casting a total of 11,634,262 votes, of which Ms. Lagomarsino received 5,466,809 votes and Mr. Ball received 4,827,535 votes.

The table below shows the number of votes that each candidate received in the 2020 election for the California member director position:

Name	Member	Votes
Simone Lagomarsino	President and Chief Executive Officer, Luther Burbank Savings, Gardena, CA (FHFA Id 7960)	5,466,809
Jeffrey K. Ball	President, Chief Executive Officer, and director, Friendly Hills Bank, Whittier, CA (FHFA Id 54465)	4,827,535
Douglas J. Bystry	President and Chief Executive Officer, Clearinghouse CDFI, Lake Forest, California (FHFA Id 54943)	658,411
Robert Fong	Managing Director, CIT Bank, National Association, Pasadena, CA (FHFA Id 54635)	235,185
Robert W. Brown	Director, New Omni Bank, National Association, Alhambra, CA (FHFA Id 15473)	234,972
Heather Ellison	Senior Vice President, and Head of Retail Branch Banking, CIT Bank, National Association, Pasadena, CA (FHFA Id 54635)	211,350

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 12, 2020, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 13, 2020	By:	/s/ Stephen P. Traynor
Stephen P. Traynor Acting President and Chief Executive Officer